Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint each of DOUGLAS M. BAKER, LAWRENCE T. BELL and SARAH Z. ERICKSON, signing singly, to be my attorney-in-fact, with full power and authority to sign his or her name to a Registration Statement on Form S-8 relating to the registration of 1,000,000 shares of Ecolab Inc. Common Stock, par value $1.00 per share, plus Preferred Stock Purchase Rights associated with the Common Stock, for the Ecolab Stock Purchase Plan, and any and all amendments thereto (including without limitation post-effective amendments to register or de-register shares), provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact; and his or her name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 2nd day of November, 2007.

/s/Les S. Biller
Les S. Biller

/s/Richard U. De Schutter
Richard U. De Schutter

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Stefan Hamelmann
Stefan Hamelmann

/s/Joel W. Johnson
Joel W. Johnson

/s/Jerry W. Levin
Jerry W. Levin

/s/Robert L. Lumpkins
Robert L. Lumpkins

/s/Beth M. Pritchard
Beth M. Pritchard

/s/Kasper Rorsted
Kasper Rorsted

/s/Hans Van Bylen
Hans Van Bylen

/s/John J. Zillmer
John J. Zillmer